As filed with the Securities and Exchange Commission on December 18, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM F-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

HOLLYSYS AUTOMATION TECHNOLOGIES LTD.

(Exact name of registrant as specified in its charter)

British Virgin Islands	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

No. 2 Disheng Middle Road,

Beijing Economic-Technological Development Area,

Beijing, P. R. China 100176

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Copies of Correspondence to:

Arden Xia	Thomas M. Shoesmith, Esq.
No. 2 Disheng Middle Road,	Pillsbury Winthrop Shaw Pittman LLP
Beijing Economic-Technological Development Area,	2550 Hanover Street
Beijing, China 100176	Palo Alto, CA 94304
(86) 10 5898 1386	(650) 233-4500

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment for an offering pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee (2)
Ordinary Shares, par value $0.001 per share, issuable upon conversion of certain convertible loan matures on August 29, 2019	776,800	$25.75	$20,002,600	$2,015

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional number of ordinary shares issuable upon stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar events, with respect to the ordinary shares being registered pursuant to this Registration Statement.
(2)	Pursuant to Rule 457(g) under the Securities Act, the proposed maximum offering price (and, accordingly, the amount of the registration fee) has been calculated based on the conversion price of certain convertible loan matures on August 29, 2019.

PROSPECTUS

HOLLYSYS AUTOMATION TECHNOLOGIES LTD.

776,800 Ordinary Shares

This prospectus relates to the resale from time to time of up to 776,800 ordinary shares (the “Shares”), par value $0.001 per share of Hollysys Automation Technologies Ltd. (the “Company”) by the selling shareholder identified in this prospectus. This prospectus also covers any additional ordinary shares that may become issuable upon any anti-dilution adjustment pursuant to the terms of the Loan Agreement between the Company and the selling shareholder, dated May 30, 2014 by reason of stock splits, stock dividends, and other events described therein.

We will not receive any proceeds from the sale of the Shares by the selling shareholder. You should read this prospectus and any applicable prospectus supplement before you invest.

The selling shareholder identified in this prospectus, or its pledgees, donees, assignees, transferees or other successors-in-interest, may offer the Shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

This prospectus describes the general manner in which the Shares may be offered and sold by the selling shareholder. If necessary, the specific manner in which the shares may be offered and sold will be described in a supplement to this prospectus.

Our ordinary shares are traded on the Nasdaq Global Select Market under the symbol “HOLI”. On December 14, 2015, the last reported sale price for our ordinary shares was $21.99 per share.

You should carefully consider the risk factors beginning on page 3 of this prospectus and set forth in the documents incorporated by reference herein before making any decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 18, 2015

You should rely only on the information incorporated by reference or contained in this prospectus. We have not authorized anyone to provide you with any different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") utilizing a “shelf” registration process. Under this shelf registration process, the selling shareholder may, from time to time, sell or otherwise dispose our ordinary shares. This prospectus provides you with a general description of the securities the selling shareholder may offer. Depending on the manner in which the selling shareholder sells securities under this shelf registration statement, we may provide a prospectus supplement that will contain specific information about the terms of that offering.

The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” on page7 of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in any accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus to “the Company,” “Hollysys,” “we,” “us,” and “our” are to Hollysys Automation Technologies Ltd., a British Virgin Islands company, and its consolidated subsidiaries.

Hollysys Automation Technologies Ltd.

We are a leading provider of automation and control technologies and products in China and increasingly in Southeast Asia, India and the Middle East that enable our diversified industry and utility customers to improve operating safety, reliability, and efficiency. Founded in 1993, we have approximately 3,600 employees with a nationwide China presence in around 50 cities and with subsidiaries and offices in Southeast Asia, India and the Middle East. We serve over approximately 6,000 customers in the industrial, railway, subway, nuclear power, and mechanical and electronic industries in China, Southeast Asia, India, Europe and the Middle East. Our proprietary technologies are applied through our industrial automation solution suite, including the DCS (Distributed Control System), PLC (Programmable Logic Controller), RMIS (Real-time Management Information System), HAMS (HolliAS Asset Management System), OTS (Operator Training System), HolliAS BATCH (Batch Application Package), HolliAS APC Suite (Advanced Process Control Package), SIS (Safety Instrumentation System), high-speed railway signaling system of TCC (Train Control Center), ATP (Automatic Train Protection), Subway Supervisory and Control platform, nuclear power non-safety automation and control system HolliAs-NMS DCS and other products.

We historically focused our efforts on the area of DCS, which are networks of controllers, sensors, actuators and other devices that can be programmed to control outputs based on input conditions and/or algorithms, which are mainly used to control continuous manufacturing processes. Our DCS have been widely used in the industries involving continuous flow of material handling, such as power generation, petro-chemical, chemical, cement manufacturing, paper mills, and waste water recycling. We also command a position in China’s nuclear power automation and control market as the only proven local automation and control product provider to the non-safety control for both nuclear island and conventional island of nuclear power reactors in nuclear power stations. Through our joint venture established with China General Nuclear Power Corporation in 2005, China Techenergy Co., Ltd., we have access to all the nuclear reactors being contracted to our joint venture partner, which is currently holding roughly 60% of China’s nuclear market share.

1

We have a substantial reputation in the PRC domestic industrial automation industry for our comprehensive capabilities and have focused on the development of this market. We carry out integrated solution projects for, render automation services to, or sell our products to, national or multi-provincial companies with subsidiaries located throughout China. To date, we have served more than 6,000 industrial enterprise customers including state-owned enterprises, multinational corporations and local private companies and have undertaken over 20,000 projects. We believe that the quality of our systems is unsurpassed by local Chinese competitors and is comparable to high-end foreign suppliers of DCS and the history of our projects supports that view. For example, after three years of review and analysis, BASF, a large multi-national company, has designated us as a potential qualified DCS vendor for the company, a distinction shared with large multinationals such as ABB and Emerson.

We have also entered the PLC market, which is mainly used in discrete control applied to a wide array of industries. PLCs are usually integrated together into machines providing control at the machinery level. With more of our proprietary products introduced into the market and the behavioral change of customers’ purchasing practice, we gradually changed our market and sales positioning from a single DCS/PLC product provider, to a total solution provider encompassing third-party hardware-centric products such as instrumentation and actuators, our proprietary DCS/PLC products, and valued-added software packages such as AMS (Asset Management System), MES (Manufacturing Execution System), APC (Advanced Process Control), OTS Simulation (Operator Training System), and others. The safety system SIS (Safety Instrumentation System), certified under European safety standards and newly introduced to the market in July 2012 will further round out our proprietary product suite in the industrial automation segment.

We have branched out from the industrial automation domain into the subway and surface rail businesses, leveraging on our core competency and strong research and development capabilities, and have already established a leading position in the high-speed rail signaling market and subway SCADA (Supervisory Control and Data Acquisition) market. Besides, we have developed our proprietary high-speed rail signaling system and subway signaling system, and certified both according to European Safety Standard Certification Level 4.

Internationally, we have a strong presence through Concord and Bond in Southeast Asia and increasingly in the Middle East, India and Hong Kong SAR. Through these acquisitions, we are expanding and deepening our ability to offer mechanical and electrical solutions in design, engineering, procurement, project management, construction and commissioning, and maintenance to a wide range of industries, such as manufacturing, banks, hospitals, airports, power plants, commercial centers, hotels, and infrastructure works. We believe that our present leadership position in the high-growth segments is attributable to our vision, execution, and strong research and development capabilities.

Our revenue increased from approximately $321.7 million in fiscal year 2012, to approximately $531.4 million in fiscal year 2015, representing a compounded annual growth rate (CAGR) of approximately 18.2% for the past three years. During the same period, our non-GAAP net income attributable to Hollysys increased by a CAGR of approximately 21.7% from $57.4 million in fiscal year 2012 to $103.3 million in fiscal year 2015. These significant increases reflect our success in exploring new business areas and our increasing market penetration. We continually seek to broaden our market reach by introducing new products and improving our profit margin through new business areas such as railway control systems and nuclear power plant control, while exploring international market to fulfill our mission of sustainable and high growth.

Our principal executive offices are located at No. 2 Disheng Middle Road, Beijing Economic-Technological Development Area, Beijing, China 100176, and our telephone number is (86) 10 5898 1386.

2

RISK FACTORS

An investment in our securities involves a high degree of risk. We operate in a highly competitive environment in which there are numerous factors which can influence our business, financial position or results of operations and which can also cause the market value of our ordinary shares to decline. Many of these factors are beyond our control and therefore, are difficult to predict. Prior to making a decision about investing in our securities, you should carefully consider the risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 20-F filed with the SEC, and in any applicable prospectus supplement and our other filings with the SEC and incorporated by reference in this prospectus or any applicable prospectus supplement, together with all of the other information contained in this prospectus or any applicable prospectus supplement. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates forward-looking statements within the meaning of section 27A of the Securities Act and section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are management’s beliefs and assumptions. In addition, other written or oral statements that constitute forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate and statements may be made by or on our behalf. Words such as “should,” “could,” “may,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors” and may update our descriptions of such risks, uncertainties and assumptions in any prospectus supplement. We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Reference is made in particular to forward-looking statements regarding growth strategies, financial results, product and service development, competitive strengths, intellectual property rights, litigation, mergers and acquisitions, market acceptance or continued acceptance of our products, accounting estimates, financing activities, ongoing contractual obligations and sales efforts. Except as required under the federal securities laws, the rules and regulations of the SEC, stock exchange rules, and other applicable laws, regulations and rules, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

USE OF PROCEEDS

We will not receive any proceeds from the sale or other disposition of the Shares by the selling shareholder. The selling shareholder will pay any expenses incurred by it for brokerage, accounting, tax or legal services or any other expenses incurred by it in disposing of the Shares. We will bear all other costs, fees and expense incurred in effecting the registration of the Shares covered by this prospectus, including, without limitation, all registration fees and fees and expenses of our counsel and our accountants.

3

SELLING SHAREHOLDER

On May 30, 2014, we entered into a convertible loan agreement with International Finance Corporation (“IFC”), under which the Company borrowed $20,000,000 (the “IFC Loan”) from IFC with an interest rate of 2.1% per annum and commitment fee of 0.5% per annum paid in rear semi-annually. The IFC Loan matures on August 29, 2019, the fifth anniversary of the disbursement date of loan.

According to the convertible loan agreement, IFC may at its option convert, in US$1,000,000 increments, the IFC Loan in whole or in part, into the Company’s ordinary shares at any time on or prior to the maturity date at a conversion rate and a conversion price in effect at such time. The initial conversion rate at the time of the agreement was 38 ordinary shares per $1,000, and the initial conversion price was $26.35 per share. The initial conversion rate and conversion price are subject to subsequent adjustments with events that may dilute the unit price per share. Due to the special cash dividend for $0.40 per share declared and paid by the Company to the holders of the Company’s ordinary shares in March 2015, the conversion rate has been adjusted to 38.84 ordinary shares per $1,000 with an adjusted conversion price of $25.75 per share.

The Company also entered into a registration rights agreement with IFC under which the Company is required to file a registration statement covering the resale of any ordinary shares issued or issuable upon conversion of the IFC Loan. We have filed a registration statement of which this prospectus forms a part for resale of ordinary shares by IFC in accordance with the terms of the registration rights agreement.

The following table sets forth the aggregate number of ordinary shares (on an as-converted basis) beneficially owned by the selling shareholder as of December 14, 2015 and the maximum number of ordinary shares offered by the selling shareholder pursuant to this prospectus. When we refer to the “selling shareholder” in this prospectus, we mean the selling shareholder listed in the table below, as well as its pledgees, donees, assignees, transferees and other successors-in-interest and others who may hold any of the selling shareholder's interest.

	Number of Ordinary Shares Owned Prior to Offering		Maximum Number of Ordinary Shares Being	Ordinary Shares Owned After the Offering
Name of Selling Shareholder	Number	Percent(2)	Offered	Number(1)	Percent(1)(2)
International Finance Corporation	776,800	1.31%	776,800	0		*

* Less than 1%.

(1) Assumes that all securities offered are sold.

(2) As of December 14, 2015, a total of 58,358,521 ordinary shares of the Company are considered outstanding pursuant to SEC Rule 13d-3(d) (1).

PLAN OF DISTRIBUTION

The selling shareholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its shares on the Nasdaq Global Select Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

4

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling shareholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASD Regulation (“NASDR”) Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the shares or interests therein, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume. The selling shareholder may also sell the shares short and deliver these securities to close out its short positions, or loan or pledge the shares to broker-dealers that in turn may sell these securities. The selling shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. To the best of our knowledge, the selling shareholder does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute shares covered hereby.

The selling shareholder may from time to time pledge or grant a security interest in some or all of the shares owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell ordinary shares from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

The selling shareholder and any other person participating in a distribution of the ordinary shares covered by this prospectus will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder. Regulation M of the Exchange Act may limit the timing of purchases and sales of securities by the selling shareholder and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the securities being offered pursuant to this prospectus to engage in market-making activities with respect to our securities for a period of up to five business days before the distribution.

The Company is required to pay all fees and expenses incident to the registration of the shares, but the Company will not receive any proceeds from the sale of ordinary shares.

5

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by the registrant in connection with this offering. All amounts are estimates, except for the Securities and Exchange Commission registration fee. All of these costs and expenses will be borne by the registrant..

Securities and Exchange Commission registration fee	$2,015
Printing and engraving expenses	3,000
Legal fees and expenses	10,000
Accounting fees and expenses	12,500
Transfer agent fees and expenses	3,000
Miscellaneous	3,000
Total	$33,515

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Maples and Calder, Sea Meadow House, PO Box 17, Road Town, Tortola, VG1110, British Virgin Islands.

ENFORCEMENT OF CIVIL LIABILITIES

Hollysys Automation Technologies Ltd. is a BVI company and our principal executive offices are located in China. A majority of our directors and officers reside outside the United States. In addition, almost all of our assets and the assets of our directors and officers are located outside the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in the United States courts against us or these persons in any action, including actions based upon the civil liability provisions of United States federal or state securities laws. Furthermore, it is uncertain whether the courts of the BVI would enter judgments in original actions brought in those courts predicated on United States federal or state securities laws.

EXPERTS

The consolidated financial statements of Hollysys Automation Technologies Ltd. appearing in Hollysys Automation Technologies Ltd.'s Annual Report (Form 20-F) for the year ended June 30, 2015, and the effectiveness of Hollysys Automation Technologies Ltd.'s internal control over financial reporting as of June 30, 2015 have been audited by Ernst & Young Hua Ming LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INDEMNIFICATION

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our memorandum and articles of association, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

6

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities offered in this offering. This prospectus does not contain all of the information set forth in the registration statement. For further information with respect to us and the securities offered in this offering, we refer you to the registration statement and to the attached exhibits. With respect to each such document filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matters involved.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short swing profit reporting for our officers and directors and for holders of more than 10% of our ordinary shares. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 or visit the SEC website for further information on the operation of the public reference rooms.

Additionally, we make these filings available, free of charge, on our website at http://www.Hollysys.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than these filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information that we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference into this prospectus the information contained in the documents listed below, which is considered to be a part of this prospectus:

•	The Company’s Annual Report on Form 20-F for the fiscal year ended June 30, 2015, filed with the SEC on September 25, 2015; and

•	The description of the registrant’s ordinary shares contained in the Registration Statement on Form 8-A, filed with the SEC on July 30, 2008 (which incorporates such description of the Ordinary Shares from the registrant’s Registration Statement on Form S-4 (File No. 333-132826), originally filed on March 30, 2006 and as subsequently amended (the “Form S-4”), which description is also hereby incorporated by reference) and September 21, 2010, pursuant to Section 12(g) under the Exchange Act and any further amendment or report filed hereafter for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

We will provide without charge to any person (including any beneficial owner) to whom this prospectus is delivered, upon oral or written request, a copy of any document incorporated by reference in this prospectus but not delivered with the prospectus (except for exhibits to those documents unless a documents states that one of its exhibits is incorporated into the document itself). Such request should be directed to: Hollysys Automation Technologies Ltd., No. 2 Disheng Middle Road, Beijing Economic-Technological Development Area, Beijing, China 100176. Our telephone number is (86) 10 5898 1386.

7

HOLLYSYS AUTOMATION TECHNOLOGIES LTD.

776,800 ORDINARY SHARES

PROSPECTUS

DECEMBER 18, 2015

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of Directors and Officers.

BVI law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the BVI courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Under the BVI Business Companies Act, 2004 (as amended) (the “Act”) and the registrant's Articles of Association, the registrant may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a)	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the registrant; or

(b)	is or was, at the request of the registrant, serving as a director of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

Pursuant to the Act, the indemnity applies only to a person who has acted honestly and in good faith and in what he believed to be the best interests of the registrant and, in the case of criminal proceedings, provided the person had no reasonable cause to believe that his conduct was unlawful. The registrant shall not indemnify a person who has not so acted, and any indemnity given to such a person is void and of no effect.

The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the registrant or that the person had reasonable cause to believe that his conduct was unlawful.

Expenses, including legal fees, incurred by a director in defending any legal, administrative or investigative proceedings may be paid by the registrant in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the director is not entitled to be indemnified by the registrant in accordance with the Articles of Association.

Expenses, including legal fees, incurred by a former director in defending any legal, administrative or investigative proceedings may be paid by the registrant in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the former director to repay the amount if it shall ultimately be determined that the former director is not entitled to be indemnified by the registrant in accordance with the Articles of Association and upon such other terms and conditions, if any, as the registrant deems appropriate.

The indemnification and advancement of expenses provided by, or granted pursuant to, the Articles of Association is not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled under any agreement, resolution of members, resolution of disinterested directors or otherwise, both as to acting in the person’s official capacity and as to acting in another capacity while serving as a director of the Company.

The registrant may purchase and maintain insurance in relation to any person who is or was a director of the registrant, or who at the request of the registrant is or was serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the registrant has or would have had the power to indemnify the person against the liability under the Articles of Association.

II-1

Item 9. Exhibits.

The list of exhibits in the Exhibit Index to this registration statement is incorporated herein by reference.

Item 10. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that subsections (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those subsections is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement.

II-2

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement for the purpose of providing the information required by section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Beijing, People’s Republic of China, on this 18th day of December, 2015.

Hollysys automation technologies ltd.

By	/s/ Baiqing Shao
Baiqing Shao
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this Registration Statement on Form F-3 appears below hereby constitutes and appoints Baiqing Shao and Herriet Qu, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form F-3, and to sign any registration statement for the same offering covered by this Registration Statement on Form F-3 that is to be effective on filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on December 18, 2015.

SIGNATURE	TITLE

/s/ Jianfeng He	Chairman
Jianfeng He

/s/ Baiqing Shao	Chief Executive Officer and Director
Baiqing Shao	(Principal Executive Officer)

/s/ Herriet Qu	Chief Financial Officer
Herriet Qu	(Principal Financial and Accounting Officer )

/s/ Colin Sung	Director
Colin Sung

/s/ Jerry Zhang	Director
Jerry Zhang

/s/ Jianyun Chai	Director
Jianyun Chai

EXHIBIT INDEX

Exhibit Number	Description

1.1	Memorandum of Association of Registrant (Incorporated by reference to Annex B of the Proxy Statement/Prospectus contained in Registration Statement S-4 (file no. 333-132826) filed with the Securities and Exchange Commission on March 30, 2006).

1.2	Articles of Association of Registrant (Incorporated by reference to Annex C of the Proxy Statement/Prospectus contained in Registration Statement S-4 (file no. 333-132826) filed with the Securities and Exchange Commission on March 30, 2006).

1.3	Certificate of Change of Name (Incorporated by reference to Exhibit 1.3 of the Form 20-F filed with the Securities and Exchange Commission on September 30, 2009).

1.4	Amendment to Memorandum and Articles of Association of Hollysys Automation Technologies Ltd. (Incorporated by reference to Exhibit 1.1 of the Form 6-K filed with the Securities and Exchange Commission on September 21, 2010).

5.1	Opinion of Maples and Calder.*

23.1	Consent of Ernst and Young Hua Ming LLP, Independent Registered Public Accounting Firm.*

23.2	Consent of Maples and Calder (included in Exhibit 5.1).*

24.1	Power of Attorney (included on signature page hereof).

* Filed herewith.